                                                                    EXHIBIT 10.7


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                                 LOAN AGREEMENT

                                  BY AND AMONG

                             OMEGA WORLDWIDE, INC.,

                           THE BANKS SIGNATORY HERETO

                                       AND

                                FLEET BANK, N.A.,
                             AS AGENT FOR SUCH BANKS




                                NOVEMBER 20, 1998



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                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
     Article 1.   Definitions . . . . . . . . . . . . . . . . . . . . . . 1
               Section 1.1    Defined Terms. . . . . . . . . . . . . . . .1
               Section 1.2    GAAP . . . . . . . . . . . . . . . . . . . 13

     Article 2.   Commitments; Loans. . . . . . . . . . . . . . . . . . .14
               Section 2.1    Loans. . . . . . . . . . . . . . . . . . . 14
               Section 2.2    Intentionally Omitted. . . . . .  . . . . .14
               Section 2.3    Notices Relating to Loans. . . . . . . . . 14
               Section 2.4    Disbursement of Loan Proceeds. . . . . . . 15
               Section 2.5    Notes. . . . . . . . . . . . . . . . . . . 15
               Section 2.6    Payment of Loans; Voluntary
                              Changes in Commitment. . . . . .  . . . . .15
               Section 2.7    Interest . . . . . . . . . . . . . . . . . 16
               Section 2.8    Fees . . . . . . . . . . . . . . . . . . . 17
               Section 2.9    Use of Proceeds of Loans . . . . . . . . . 18
               Section 2.10   Computations . . . . . . . . . . . . . . . 18
               Section 2.11   Minimum Amounts of Borrowings,
                              Conversions and Repayments . . . . . . . . 18
               Section 2.12   Time and Method of Payments. . . . . . . . 18
               Section 2.13   Lending Offices. . . . . . . . . . . . . . 19
               Section 2.14   Several Obligations. . . . . . . . . . . . 19
               Section 2.15   Pro Rata Treatment Among Banks . . . . . . 19
               Section 2.16   Non-Receipt of Funds by the Agent. . . . . 19
               Section 2.17   Sharing of Payments
                                and Set-Off Among Banks. . . . . . . . . 20
               Section 2.18   Conversion of Loans. . . . . . . . . . . . 20
               Section 2.19   Additional Costs; Capital Requirements . . 21
               Section 2.20   Limitation on Types of Loans . . . . . . . 23
               Section 2.21   Illegality . . . . . . . . . . . . . . . . 23
               Section 2.22   Certain Conversions pursuant
                                to Sections 2.19 and 2.21. . . . . . . . 24
               Section 2.23   Indemnification. . . . . . . . . . . . . . 24
               Section 2.24   Guaranty . . . . . . . . . . . . . . . . . 25

     Article 3.   Representations and Warranties . . . . . . . . . . . . 26
               Section 3.1    Organization . . . . . . . . . . . . . . . 26
               Section 3.2    Power, Authority, Consents . . . . . . . . 26
               Section 3.3    No Violation of Law or Agreements. . . . . 27
               Section 3.4    Due Execution, Validity, Enforceability. . 27
               Section 3.5    Title to Properties. . . . . . . . . . . . 27
               Section 3.6    Judgments, Actions, Proceedings. . . . . . 27
               Section 3.7    No Defaults, Compliance With Laws. . . . . 28
               Section 3.8    Burdensome Documents . . . . . . . . . . . 28
               Section 3.9    Intentionally Omitted. . . . . . . . . . . 28
               Section 3.10   Tax Returns. . . . . . . . . . . . . . . . 28
               Section 3.11   Intangible Assets. . . . . . . . . . . . . 29
               Section 3.12   Regulation U . . . . . . . . . . . . . . . 29
               Section 3.13   Name Changes, Mergers, Acquisitions. . . . 29
               Section 3.14   Full Disclosure. . . . . . . . . . . . . . 29
               Section 3.15   Licenses and Approvals . . . . . . . . . . 29
               Section 3.16   ERISA. . . . . . . . . . . . . . . . . . . 30

     Article 4.   Conditions to the Loans  . . . . . . . . . . . . . . . 31
               Section 4.1    Conditions to Initial Loan(s). . . . . . . 31
               Section 4.2    Conditions to Subsequent Loans . . . . . . 32


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     Article 5.   Delivery of Financial Reports,
                              Documents and Other Information  . . . . . 33
               Section 5.1    Annual Financial Statements. . . . . . . . 33
               Section 5.2    Quarterly Financial Statements . . . . . . 33
               Section 5.3    Compliance Information . . . . . . . . . . 34
               Section 5.4    No Default Certificate . . . . . . . . . . 34
               Section 5.5    Intentionally Omitted. . . . . . . . . . . 34
               Section 5.6    Business Plan and Budget . . . . . . . . . 34
               Section 5.7    Accountants' Reports . . . . . . . . . . . 35
               Section 5.8    Copies of Documents. . . . . . . . . . . . 35
               Section 5.9    Notices of Defaults. . . . . . . . . . . . 35
               Section 5.10   ERISA Notices and Requests . . . . . . . . 35
               Section 5.11   Additional Information . . . . . . . . . . 36

     Article 6.   Affirmative Covenants  . . . . . . . . . . . . . . . . 37
               Section 6.1    Books and Records. . . . . . . . . . . . . 37
               Section 6.2    Inspections and Audits . . . . . . . . . . 37
               Section 6.3    Maintenance and Repairs. . . . . . . . . . 37
               Section 6.4    Continuance of Business. . . . . . . . . . 37
               Section 6.5    Copies of Corporate Documents. . . . . . . 37
               Section 6.6    Perform Obligations. . . . . . . . . . . . 38
               Section 6.7    Notice of Litigation . . . . . . . . . . . 38
               Section 6.8    Insurance. . . . . . . . . . . . . . . . . 38
               Section 6.9    Financial Covenants. . . . . . . . . . . . 38
               Section 6.10   Notice of Certain Events . . . . . . . . . 39
               Section 6.11   Comply with ERISA. . . . . . . . . . . . . 39
               Section 6.12   Environmental Compliance . . . . . . . . . 39
               Section 6.13   Year 2000 Compatibility. . . . . . . . . . 39

     Article 7.   Negative Covenants. . . . . . . . . . . . . . . .  . . 40
               Section 7.1    Indebtedness . . . . . . . . . . . . . . . 40
               Section 7.2    Liens. . . . . . . . . . . . . . . . . . . 40
               Section 7.3    Guaranties . . . . . . . . . . . . . . . . 41
               Section 7.4    Mergers, Acquisitions. . . . . . . . . . . 41
               Section 7.5    Redemptions; Distributions . . . . . . . . 41
               Section 7.6    Changes in Structure . . . . . . . . . . . 42
               Section 7.7    Intentionally Omitted. . . . . . . . . . . 42
               Section 7.8    Fiscal Year. . . . . . . . . . . . . . . . 42
               Section 7.9    ERISA Obligations. . . . . . . . . . . . . 42
               Section 7.10   Use of Cash. . . . . . . . . . . . . . . . 42

     Article 8.   Events of Default. . . . . . . . . . . . . . . . . . . 43
               Section 8.1    Payments . . . . . . . . . . . . . . . . . 43
               Section 8.2    Certain Covenants. . . . . . . . . . . . . 43
               Section 8.3    Other Covenants. . . . . . . . . . . . . . 43
               Section 8.4    Other Defaults . . . . . . . . . . . . . . 43
               Section 8.5    Representations and Warranties . . . . . . 44
               Section 8.6    Bankruptcy . . . . . . . . . . . . . . . . 44
               Section 8.7    Judgments. . . . . . . . . . . . . . . . . 45
               Section 8.8    ERISA. . . . . . . . . . . . . . . . . . . 45
               Section 8.9    Material Adverse Effect. . . . . . . . . . 45
               Section 8.10   Ownership. . . . . . . . . . . . . . . . . 45
               Section 8.11   Ratings. . . . . . . . . . . . . . . . . . 46

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     Article 9.   The Agent  . . . . . . . . . . . . . . . . . . . . . . 47
               Section 9.1    Appointment, Powers and Immunities . . . . 47
               Section 9.2    Reliance by Agent. . . . . . . . . . . . . 47
               Section 9.3    Events of Default. . . . . . . . . . . . . 48
               Section 9.4    Rights as a Bank . . . . . . . . . . . . . 48
               Section 9.5    Indemnification. . . . . . . . . . . . . . 48
               Section 9.6    Non-Reliance on Agent and other Banks. . . 49
               Section 9.7    Failure to Act . . . . . . . . . . . . . . 49
               Section 9.8    Resignation or Removal of Agent. . . . . . 49
               Section 9.9    Sharing of Payments. . . . . . . . . . . . 50

     Article 10.  Miscellaneous Provisions . . . . . . . . . . . . . . . 52
               Section 10.1   Fees and Expenses; Indemnity . . . . . . . 52
               Section 10.2   Taxes. . . . . . . . . . . . . . . . . . . 53
               Section 10.3   Payments . . . . . . . . . . . . . . . . . 54
               Section 10.4   Survival of Agreements and
                                Representations; Construction. . . . . . 54
               Section 10.5   Lien on and Set-off of Deposits. . . . . . 54
               Section 10.6   Modifications, Consents and
                                Waivers; Entire Agreement. . . . . . . . 55
               Section 10.7   Remedies Cumulative; Counterclaims . . . . 55
               Section 10.8   Further Assurances . . . . . . . . . . . . 56
               Section 10.9   Notices. . . . . . . . . . . . . . . . . . 56
               Section 10.10  Counterparts . . . . . . . . . . . . . . . 57
               Section 10.11  Severability . . . . . . . . . . . . . . . 57
               Section 10.12  Binding Effect; No Assignment
                                or Delegation by Borrower. . . . . . . . 58
               Section 10.13  Assignments and Participations by Banks. . 58
               Section 10.14  Delivery of Tax Forms. . . . . . . . . . . 60
               Section 10.15  GOVERNING LAW; CONSENT TO JURISDICTION;
                                WAIVER OF TRIAL BY JURY. . . . . . . . . 61


EXHIBITS

     A         Form of Note
     B         Form of Assignment and Acceptance


SCHEDULES

     3.1       States of Incorporation and Qualification, and Capitalization of
                Borrower
     3.2       Consents, Waivers, Approvals; Violation of Agreements
     3.6       Judgments, Actions, Proceedings
     3.7       Defaults; Compliance with Laws, Regulations, Agreements
     3.8       Burdensome Documents
     3.13      Name Changes, Mergers, Acquisitions
     3.15      Licenses and Approvals
     3.16      Employee Benefit Plans
     7.1       Permitted Indebtedness and Guaranties
     7.2       Permitted Security Interests, Liens and Encumbrances



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
                                 LOAN AGREEMENT


         AGREEMENT, made this 20th day of November, 1998, by and among:

         OMEGA WORLDWIDE, INC., a Maryland corporation (the "Borrower");

         The Banks that have executed the signature pages hereto (individually, a "BANK" and collectively, the "BANKS"); and

         FLEET BANK, N.A., a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT");


                              W I T N E S S E T H:


         WHEREAS, the Borrower wishes to obtain loans from the Banks in the aggregate principal sum of up to Twenty Five Million ($25,000,000) Dollars, and the Banks are willing to make such loans to the Borrower in the aggregate principal amount of up to such sum on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         ARTICLE 1. DEFINITIONS.

              SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

              "ADDITIONAL COSTS" - as defined in subsection 2.19(b) hereof.

              "AFFECTED LOANS" - as defined in Section 2.22 hereof.

              "AFFECTED TYPE" - as defined in Section 2.22 hereof.

              "ALTERNATE BASE RATE" - for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) 0.5% plus the Federal Funds Rate in effect on such day.

              "APPLICABLE MARGIN" - on any date, with respect to LIBOR Loans, the applicable percentage set forth below based upon the Ratings in effect on such date:

              Category 1

         Both of the following Ratings:

         BBB or higher by S&P; and
         Baa2 or higher by Moody's       1.0625%

              Category 2

         Both of the following Ratings:

         BBB- by S&P
         Baa3 by Moody's                1.1875%


If any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change in the Applicable Margin shall apply to all outstanding LIBOR Loans during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

              "ARRANGEMENT FEE" - as defined in subsection 2.8(c) hereof.

              "ASSESSMENT RATE" - at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of one (1%) percent) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Reference Bank for deposit insurance for Dollar time deposits with the Reference Bank at the Principal Office as determined by the Reference Bank.

              "ASSIGNMENT AND ACCEPTANCE" - an agreement in the form of Exhibit B hereto.

              "BORROWING NOTICE" - as defined in Section 2.3 hereof.

              "BUSINESS DAY" - any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

              "CASH" - as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

              "CERCLA" - the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss.9601, et seq.

              "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder.

              "COMMITMENT FEE" - as defined in subsection 2.8(b) hereof.

              "COMMITMENT FEE PERCENTAGE" - on any date, the applicable percentage set forth below based upon the Ratings in effect on such date:

              Category 1

         Both of the following Ratings:

         BBB or higher by S&P; and
         Baa2 or higher by Moody's               .250%

              Category 2

         Both of the following Ratings:

         BBB- by S&P
         Baa3 by Moody's                         .300%

If any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change shall apply at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

              "COMPLIANCE CERTIFICATE" - a certificate executed by the chief executive officer or chief financial officer of the Borrower to the effect that:
(a) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent, of such compliance, and (b) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect.

              "CONTROLLED GROUP" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

              "CREDIT PERIOD" - the period commencing on the date of this Agreement and ending on the Revolving Credit Commitment Termination Date.

              "DEBT INSTRUMENT" - as defined in subsection 8.4(a) hereof.

              "DEFAULT" - an event which with notice or lapse of time, or both, would constitute an Event of Default.

              "DOLLARS" and "$" - lawful money of the United States of America.

              "ELIGIBLE ASSIGNEE" - a commercial bank or other financial institution organized under the laws of the United States of America or any state and having a combined capital and surplus of at least One Hundred Million ($100,000,000) Dollars.

              "EMPLOYEE BENEFIT PLAN" - any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and (a) is maintained for employees of the Borrower, or (b) with respect to which any Loan Party has any liability.

              "ENVIRONMENTAL LAWS AND REGULATIONS" - all federal, state and local environmental laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrower or any other Loan Party, or any of their respective assets or properties.

              "ENVIRONMENTAL LIABILITY" - any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or by any environmental regulatory body having jurisdiction over the Borrower and/or any liability arising under any Environmental Laws and Regulations for the Borrower's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

              "ENVIRONMENTAL PROCEEDING" - any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to the Borrower and arising under or relating to any Environmental Laws and Regulations.

              "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

              "ERISA AFFILIATE" - as applied to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) - (o) of the Code and, if applicable, Section 4001(a)(14) and (b) of ERISA.

              "EVENT OF DEFAULT" - as defined in Article 8 hereof.

              "FEDERAL FUNDS RATE" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

              "FEE(S)" - as defined in subsection 2.8(d) hereof.

              "FLEET" - Fleet Bank, N.A., a national banking association, in its capacity as a Bank hereunder.

              "GAAP" - generally accepted accounting principles, as in effect in the United States.

              "GUARANTOR" - as defined in Section 2.24 hereof.

              "GUARANTY" - as defined in Section 2.24 hereof.

              "HAZARDOUS MATERIALS" - any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes.

              "INDEBTEDNESS" - with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and capitalized lease obligations of such Person; (b)liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

              "INTEREST PERIOD" - with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another Type into a LIBOR Loan, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the same day 1, 2, 3 or 6 months thereafter, as the Borrower may select as provided in Section 2.3 hereof, except that each such Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day (or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day); (b) no more than four
(4) Interest Periods shall be in effect at the same time; (c) any Interest Period relating to a Loan that commences before the Revolving Credit Commitment Termination Date shall end no later than the Revolving Credit Commitment Termination Date; and (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month. In the event that the Borrower fails to select the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in Section 2.3 hereof, such LIBOR Loans will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such LIBOR Loan.

              "INTEREST RATE CONTRACTS" - interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates, in each case, in form and substance satisfactory to the Agent and, in each case, with counterparties satisfactory to the Agent.

              "LENDING OFFICE" - with respect to each Bank, with respect to each Type of Loan, the Lending Office as designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank or of an affiliate of such Bank as it may from time to time specify to the Agent and the Borrower as the office at which its Loans of such Type are to be made and maintained.

              "LIBOR BASE RATE" - with respect to any LIBOR Loan, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one (1%) percent) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two
(2) LIBOR Business Days prior to the first day of such Interest Period as the rate at which the Reference Bank is offered Dollar deposits in the London interbank market where the LIBOR and foreign currency and exchange operations of the Reference Bank are customarily conducted, having terms of one (1), two (2), three (3) or six (6) months and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Banks to which such Interest Period relates.

              "LIBOR BUSINESS DAY" - a Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

              "LIBOR LOAN(S)" - any Loan the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Base Rate" in this
Article 1.

              "LIBOR RATE" - for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one (1%) percent) determined by the Agent to be equal to: (a) the LIBOR Base Rate for such Loan for such Interest Period; divided by (b) one (1) minus the Reserve Requirement for such Loan for such Interest Period. The Agent shall use its best efforts to advise the Borrower of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; provided, however, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrower hereunder.

              "LIEN" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

              "LOAN(S)" - as defined in Section 2.1 hereof. Loans of different Types made or converted from Loans of other Types on the same day (or of the same Type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

              "LOAN DOCUMENTS" - this Agreement, the Notes, the Guaranty and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

              "LOAN PARTY" - the Borrower, the Guarantor and any other Person (other than the Banks and the Agent) which now or hereafter executes and delivers to any Bank or the Agent any Loan Document.

              "MATERIAL ADVERSE EFFECT" - any fact or circumstance which (a) materially and adversely affects the business, operation, property or financial condition of the Borrower, or (b) has a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Notes or the other Loan Documents.

              "MOODY'S" - Moody's Investors Service, Inc.

              "MULTIEMPLOYER PLAN" - a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

              "NEW TYPE LOANS" - as defined in Section 2.22 hereof.

              "NOTE(S)" - as defined in subsection 2.5(b) hereof.

              "OBLIGATIONS" - collectively, all of the Indebtedness, liabilities and obligations of the Borrower to the Banks and the Agent, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Loan Documents.

              "OMEGA" - Omega Healthcare Investors, Inc., a Maryland corporation.

              "OMEGA LOAN AGREEMENT" - the Second Amended and Restated Loan Agreement dated September 30, 1997 by and among Omega and certain of its Subsidiaries, the banks signatory thereto, and Fleet, as Agent, as it may be amended, modified and supplemented from time to time.

              "ORIGINATION FEE" - as defined in subsection 2.8(a) hereof.

              "PAYOR" - as defined in Section 2.16 hereof.

              "PBGC" - Pension Benefit Guaranty Corporation.

              "PERMITTED LIENS" - as to any Person: (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) liens imposed by law, including without limitation, carriers', warehousemen's, materialmen's and mechanics' liens, or liens arising out of judgments or awards or judicial attachment liens against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (c) liens for taxes not yet subject to penalties for non-payment and liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; (d) non-consensual liens that have been bonded within thirty (30) days after notice of such lien(s) by a Person (not an Affiliate of the Borrower) reasonably satisfactory to the Required Banks in an aggregate amount secured by all such liens not in excess of $500,000; and (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

              "PERSON" - an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

              "PLAN" - at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either: (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

              "POST-DEFAULT RATE" - (a) in respect of any Loans, a rate per annum equal to: (i) if such Loans are Prime Rate Loans, two (2%) percent above the Alternate Base Rate as in effect from time to time for Prime Rate Loans, or
(ii) if such Loans are LIBOR Loans, two (2%) percent above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, two (2%) above the Alternate Base Rate as in effect from time to time; and (b) in respect of other amounts payable by the Borrower hereunder (other than interest), equal to two (2%) above the Alternate Base Rate as in effect from time to time.

              "PRIME RATE" - the variable per annum rate of interest so designated from time to time by Fleet as its prime rate. Notwithstanding the foregoing, the Borrower acknowledges that the Prime Rate is a reference rate and Fleet may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

              "PRIME RATE LOANS" - Loans that bear interest at a rate based upon the Alternate Base Rate.

              "PRINCIPAL OFFICE" - the principal office of Fleet presently located at 10 Exchange Place, Jersey City, New Jersey 07302.

              "PROPERTY" - any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

              "QUARTERLY DATES" - the first day of each October, January, April and July, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a LIBOR Business Day, the relevant Quarterly Date shall be the next succeeding LIBOR Business Day (or, if the next succeeding LIBOR Business Day falls in the next succeeding calendar month, then on the next preceding LIBOR Business Day).

              "RATINGS" - shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit enhanced long-term debt of Omega.

              "RATINGS AGENCIES" - Moody's and S&P.

              "REFERENCE BANK" - a bank appearing on the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided, that, if no such offered rate shall appear on such display, "Reference Bank" shall mean a bank in the London interbank market as selected by the Agent.

              "REGULATION D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

              "REGULATORY CHANGE" - as to any Bank, any change after the date of this Agreement in United States federal, or state, or foreign, laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to any Loan)) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Bank, of or under any United States federal, or state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

              "REQUIRED BANKS" - at any time, Banks having at least 66 2/3% of the Total Commitment hereunder, or if the Total Commitment has been terminated at such time, Banks having at least 66 2/3% of the aggregate principal amount of Loans outstanding.

              "REQUIRED PAYMENT" - as defined in Section 2.16 hereof.

              "RESERVE REQUIREMENT" - for any LIBOR Loans for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion ($1,000,000,000) Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (a) any category of liabilities which includes deposits by references to which the LIBOR Rate for LIBOR Loans is to be determined as provided in the definition of "LIBOR Base Rate" in this Article 1, or (b) any category of extensions of credit or other assets which include LIBOR Loans.

              "REVOLVING CREDIT COMMITMENT" - as to each Bank, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Revolving Credit Commitment" as such amount is subject to reduction in accordance with the terms hereof.

              "REVOLVING CREDIT COMMITMENT TERMINATION DATE" - October 1, 2000.

              "S&P" - Standard and Poor's Corporation.

              "SUBSIDIARY" - with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership or limited liability company or other entity, in which such Person is a general partner, managing member or of which a majority of the partnership or other equity interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a joint venture, in which such Person is a joint venturer and of which a majority of the ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

              "TANGIBLE NET WORTH" - the sum of capital surplus, earned surplus and capital stock, minus deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP consistently applied.

              "TOTAL COMMITMENT" - the aggregate obligation of the Banks to make Loans hereunder up to the aggregate amount of Twenty-Five Million ($25,000,000) Dollars, as such amount may be reduced in accordance with the terms hereof.

              "TYPE" - refers to the characteristics of a Loan as a Prime Rate Loan or a LIBOR Loan for a particular Interest Period. All LIBOR Loans are of the same Type. All LIBOR Loans with identical interest rates and Interest Periods are of the same Type. All other Loans are of different Types. Interest Periods are identical if they begin and end on the same days.


              "UNUSED COMMITMENT" - as at any date, for each Bank, the difference, if any, between: (a) the amount of such Bank's Revolving Credit Commitment as in effect on such date, and (b) the then aggregate outstanding principal amount of all Loans made by such Bank.

              SECTION 1.2 GAAP. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

         ARTICLE 2.   COMMITMENTS; LOANS.

              SECTION 2.1 LOANS. Each Bank hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make loans (individually a "Loan", collectively, the "Loans") to the Borrower during the Credit Period to and including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Revolving Credit Commitment of such Bank as then in effect. Subject to the terms of this Agreement, during the Credit Period the Borrower may borrow, repay and reborrow Credit Loans.

              SECTION 2.2 INTENTIONALLY OMITTED.

              SECTION 2.3 NOTICES RELATING TO LOANS.

              The Borrower shall give the Agent written notice of each termination or reduction of the Revolving Credit Commitments, each borrowing, conversion and repayment of each Loan and of the duration of each Interest Period applicable to each LIBOR Loan (in each case, a "BORROWING NOTICE"). Each such written notice shall be irrevocable and shall be effective only if received by the Agent not later than 11 a.m., New York City time, on the date that is:

              (a) In the case of each notice of termination or reduction of the Revolving Credit Commitments, five (5) Business Days prior to the date of the related termination or reduction;

              (b) In the case of each notice of borrowing and repayment of, or conversion into, Prime Rate Loans, the same Business Day of the related borrowing or repayment or conversion; and

              (c) In the case of each notice of borrowing or repayment of, or conversion into, LIBOR Loans, or the duration of an Interest Period for LIBOR Loans, three (3) LIBOR Business Days prior to the date of the related borrowing, repayment or conversion or the first day of such Interest Period.

              Each such notice of termination or reduction shall specify the amount thereof. Each such notice of borrowing, conversion or repayment shall specify the amount (subject to Section 2.1 hereof) and Type of Loans to be borrowed, converted or repaid (and, in the case of a conversion, the Type of Loans to result from such conversion), the date of borrowing, conversion or repayment (which shall be: (i) a Business Day in the case of each borrowing or repayment of Prime Rate Loans, and (ii) a LIBOR Business Day in the case of each borrowing or repayment of LIBOR Loans and each conversion of or into a LIBOR
Loan). Each such notice of the duration of an Interest Period shall specify the

Loans to which such Interest Period is to relate. The Agent shall notify the Banks of the content of each such Borrowing Notice promptly after its receipt thereof.

              SECTION 2.4    DISBURSEMENT OF LOAN PROCEEDS.

              The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 2.3 hereof and the Agent shall promptly notify the Banks thereof. Not later than 11:00 a.m., New York City time, on the date specified for each borrowing hereunder, each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower maintained with the Agent.

              SECTION 2.5    NOTES.

              (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto (each, a "Note" and collectively, the Notes"). Each Note shall be dated the date hereof, shall be payable to the order of such Bank in a principal amount equal to such Bank's Revolving Credit Commitment as originally in effect, and shall otherwise be duly completed. The Notes shall be payable as provided in Section
2.6 hereof.

              (b) Each Bank shall enter on a schedule with respect to its Note a notation with respect to each Loan made hereunder of: (i) the date and principal amount thereof and (ii) each repayment of principal thereof. The failure of any Bank to make a notation on any such schedule as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

              SECTION 2.6    PAYMENT OF LOANS; VOLUNTARY
                             CHANGES IN COMMITMENT.

              (a) All outstanding Loans shall be paid in full not later than the Revolving Credit Commitment Termination Date.

              (b) The Borrower shall be entitled to terminate or reduce the Total Commitment and repay the principal amount of the Loans provided that the Borrower shall give notice of such termination, reduction or repayment to the Agent as provided in Section 2.3 hereof and that any repayment or partial reduction of the Total Commitment shall be in the minimum aggregate amount of One Million ($1,000,000) Dollars and multiples of One Million ($1,000,000) Dollars in excess thereof. Any such termination or reduction shall be permanent and irrevocable. Any repayment of a LIBOR Loan shall be on the last day of the relevant Interest Period and all repayments of principal (whether mandatory or voluntary) shall be applied first to Prime Rate Loans and then to the fewest number of Types of LIBOR Loans as possible.

              SECTION 2.7    INTEREST.

              (a) The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

                  (i) During such periods that such Loan is a Prime Rate Loan, the Alternate Base Rate; and

                  (ii) During such periods that such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

              (b) Notwithstanding the foregoing, the Borrower shall pay interest on any Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate.

              (c) Except as provided in the next sentence, accrued interest on each Loan shall be payable: (i) in the case of each Prime Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment or repayment thereof or the conversion thereof into a Loan of another Type (but only on the principal so paid, repaid or converted). Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof, provided that the failure of the Agent to so notify the Banks and the Borrower shall not affect the obligations of the Borrower hereunder or under any of the Notes in any respect.

              (d) Anything in this Agreement or any of the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Such deferred interest shall not bear interest.

              SECTION 2.8    FEES.

              (a) Simultaneously with the execution and delivery of this Agreement, the Borrower shall pay to the Agent, for the benefit of the Banks pro rata according to their respective Revolving Credit Commitments, a non-refundable origination fee (the "ORIGINATION FEE") in an amount equal to
 .125% of the Total Commitment.

              (b) The Borrower shall pay to the Agent for the account of the Banks, pro rata according to their respective Revolving Credit Commitments, a commitment fee (the "COMMITMENT FEE") on the daily average amount of such Bank's Unused Commitment, for the period from the date hereof to and including the earlier of (i) the date such Bank's Revolving Credit Commitment is terminated, and (ii) the Revolving Credit Commitment Termination Date, at the rate per annum equal to the Commitment Fee Percentage from time to time in effect on the amount of the Total Commitment. The accrued Commitment Fee shall be payable on the Quarterly Dates, and on the earlier of (i) the date the Total Commitment is terminated, or (ii) the Revolving Credit Commitment Termination Date, and in the event the Borrower reduces the Total Commitment as provided in subsection 2.6(b) hereof, on the effective date of such reduction.

              (c) The Borrower shall pay to the Agent, for its own account, an arrangement fee (the "ARRANGEMENT FEE"), as set forth in a separate written agreement between the Borrower and the Agent.

              (d) The Origination Fee, the Commitment Fee and the Arrangement Fee are hereinafter sometimes referred to individually as a "FEE" and collectively as the "FEES".

              SECTION 2.9    USE OF PROCEEDS OF LOANS.

              The proceeds of the Loans hereunder may be used by the Borrower solely for working capital and general corporate purposes.

              SECTION 2.10   COMPUTATIONS.

              Interest on all Loans and each Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

              SECTION 2.11   MINIMUM AMOUNTS OF BORROWINGS,
                             CONVERSIONS AND REPAYMENTS.

              Except for borrowings, conversions and repayments that exhaust the full remaining amount of the Total Commitment (in the case of borrowings) or result in the conversion or repayment of all Loans of a particular Type (in the case of conversions or repayments) or conversions made pursuant to Section 2.20 or Section 2.21 hereof, each borrowing from each Bank, each conversion of Loans of one Type into Loans of another Type and each repayment of principal of Loans hereunder shall be in a minimum amount of One Million ($1,000,000) Dollars and if in excess thereof, in integral multiples of One Hundred Thousand ($100,000) Dollars (borrowings, conversions and repayments of different Types of Loans at the same time hereunder to be deemed separate borrowings, conversions and repayments for purposes of the foregoing, one for each Type).

              SECTION 2.12   TIME AND METHOD OF PAYMENTS.

              All payments of principal, interest, Fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower, with the Agent or such Bank, as the case may be). Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank shall be paid promptly to such Bank, in like funds, for the account of such Bank's Lending Office for the Loan in respect of which such payment is made.

              SECTION 2.13   LENDING OFFICES.

              The Loans of each Type made by each Bank shall be made and maintained at such Bank's applicable Lending Office for Loans of such Type.

              SECTION 2.14   SEVERAL OBLIGATIONS.

              The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

              SECTION 2.15   PRO RATA TREATMENT AMONG BANKS.

              Except as otherwise provided herein: (a) each borrowing from the Banks under Section 2.1 hereof will be made from the Banks and each payment of each Fee (other than the Arrangement Fee) shall be made for the account of the Banks pro rata according to their respective Revolving Credit Commitments; (b) each partial reduction of the Total Commitment shall be applied to the Revolving Credit Commitments of the Banks pro rata according to each Bank's respective Revolving Credit Commitment; (c) each repayment of principal of or interest on Loans will be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by such Banks; and (d) each conversion of Loans of a particular Type shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks.

              SECTION 2.16   NON-RECEIPT OF FUNDS BY THE AGENT.

              Unless the Agent shall have been notified by a Bank or the Borrower (the "PAYOR") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal (i) when the recipient is a Bank, the Federal Funds Rate for such day, or (ii) the rate of interest applicable to such Loan (when the recipient is the Borrower).

              SECTION 2.17   SHARING OF PAYMENTS AND SET-OFF AMONG BANKS.

              The Borrower hereby agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder or any Fee payable to it, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest or Fee on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid amount of principal and interest or Fee on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may, to the fullest extent permitted by law, exercise all rights of payment (including the rights of set-off, banker's lien, counterclaim or similar rights) with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

              SECTION 2.18   CONVERSION OF LOANS.

              The Borrower shall have the right to convert Loans of one Type into Loans of another Type from time to time, provided that: (i) the Borrower shall give the Agent notice of each such conversion as provided in Section 2.3 hereof; (ii) LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; (iii) no LIBOR Loan shall be continued as or converted into another LIBOR Loan, or Prime Rate Loan converted into a LIBOR Loan for a new Interest Period, if the principal amount (determined as of the date of any proposed conversion or continuation thereof) of the aggregate Loans outstanding after giving effect to such continuation or conversion would exceed the Total Commitment then in effect; and (iv) no Prime Rate Loan may be converted into a LIBOR Loan or LIBOR Loan continued as or converted into another LIBOR Loan if on the proposed date of conversion a Default or an Event of Default exists. The Agent shall use its best efforts to notify the Borrower of the effec-tiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrower's obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever.

              SECTION 2.19   ADDITIONAL COSTS; CAPITAL REQUIREMENTS.

              (a) In the event that any existing or future law or regulation, guideline or interpretation thereof, by any court or administrative or governmental authority (foreign or domestic) charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments or other obligations entered into by any Bank hereunder, and the result of any event referred to above is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of such Bank's Revolving Credit Commitment or the obligation of such Bank hereunder with respect to such Revolving Credit Commitment or otherwise (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to such Bank from time to time as specified by such Bank additional amounts which shall be sufficient to compensate such Bank for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank as a result of an imposition of or increase in capital requirements submitted by such Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. All references to any "Bank" shall be deemed to include any participant in such Bank's Revolving Credit Commitment.

              (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans including, without limitation, LIBOR Loans (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States of America or the jurisdiction in which such Bank has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "LIBOR Base

Rate" in Article 1 hereof); or (iii) impose any other conditions affecting this Agreement in respect of Loans, including, without limitation, LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Bank's costs of making or maintaining any Loans including, without limitation, LIBOR Loans, or its Revolving Credit Commitment, or to reduce any amount receivable by such Bank hereunder in respect of its Revolving Credit Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "ADDITIONAL COSTS") in each case, only to the extent, with respect to LIBOR Loans, that such Additional Costs are not included in the LIBOR Base Rate applicable to LIBOR Loans, then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Bank from time to time as specified by such Bank, additional amounts which shall be sufficient to compensate such Bank for such increased cost or reduction in amounts receivable by such Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Revolving Credit Commitment.

              (c) Without limiting the effect of the foregoing provisions of this Section 2.19, in the event that, by reason of any Regulatory Change, any Bank either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such Type then outstanding shall be converted into Prime Rate Loans or into LIBOR Loans of another duration as the case may be, in accordance with Sections 2.18 and 2.22).

              (d) Determinations by any Bank for purposes of this Section 2.19 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

              SECTION 2.20   LIMITATION ON TYPES OF LOANS.

              Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor, the Required Banks determine (which determination shall be conclusive):

              (a) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

              (b) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Banks of making or maintaining such Loans for such period;

              then the Agent shall give the Borrower and each Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such Type or to convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type either repay such Loans in accordance with Section 2.6 hereof or convert such Loans into Loans of another Type.

              SECTION 2.21   ILLEGALITY.

              Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its applicable Lending Office to:
(a) honor its obligation to make any Type of LIBOR Loans hereunder, or (b) maintain any Type of LIBOR Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make such Type of LIBOR Loans and to convert Prime Rate Loans into LIBOR Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and maintain such type of LIBOR Loans and such Bank's outstanding LIBOR Loans of such Type shall be converted into Prime Rate Loans, in accordance with Sections 2.18 and 2.22 hereof.

              SECTION 2.22    CERTAIN CONVERSIONS PURSUANT
                              TO SECTIONS 2.19 AND 2.21.

              If the Loans of any Bank of a particular Type (Loans of such Type are hereinafter referred to as "AFFECTED LOANS" and such Type is hereinafter referred to as the "AFFECTED TYPE") are to be converted pursuant to Section 2.19 or 2.21 hereof, such Bank's Affected Loans shall be converted into Prime Rate Loans, or LIBOR Loans of another Type, as the case may be (the "NEW TYPE LOANS"), on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by subsection 2.19(b) or Section 2.21 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.19 or 2.21 hereof which gave rise to such conversion no longer exist:

              (a) to the extent that such Bank's Affected Loans have been so converted, all payments and repayments of principal which would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans; and

              (b) all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans.

              SECTION 2.23   INDEMNIFICATION.

              The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

              (a) any payment or repayment or conversion of a LIBOR Loan held by such Bank on a date other than the last day of an Interest Period for such LIBOR Loan except pursuant to Sections 2.19 or 2.21 hereof; or

              (b) any failure by the Borrower to borrow a LIBOR Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof,

such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or repayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such Bank's pro rata share of such payment, repayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such LIBOR Loan for such Interest Period, or (ii) any loss or expense suffered by such Bank in liquidating LIBOR deposits prior to maturity which correspond to such Bank's pro rata share of such payment, repayment, conversion, failure to borrow or failure to convert. The determination by each such Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

              SECTION 2.24   GUARANTY.

                   The due payment and performance of the Obligations shall be guaranteed to the Banks and the Agent by Omega (hereinafter referred to as the "GUARANTOR"), by the execution and delivery to the Agent, simultaneously with the execution and delivery of this Agreement, of a Guaranty in form and substance satisfactory to the Agent (the "GUARANTY").

         ARTICLE 3.   REPRESENTATIONS AND WARRANTIES.

              The Borrower hereby represents and warrants to the Banks and the Agent that:

              SECTION 3.1    ORGANIZATION.

                   (a) The Borrower is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Schedule 3.1 hereto accurately and completely lists: (i) the state of incorporation of the Borrower, and (ii) the classes and number of its authorized and outstanding shares of capital stock. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. Except as set forth on
Schedule 3.1, the Borrower has no Subsidiary.

                   (b) The Borrower is in good standing in its state of organization and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Schedule 3.1 hereto in which the character of the properties owned or proposed to be owned by the Borrower or in which the transaction of the business of the Borrower as now conducted or as proposed to be conducted requires or will require the Borrower to qualify to do business and as to which failure so to qualify could have a Material Adverse Effect.

              SECTION 3.2    POWER, AUTHORITY, CONSENTS.

                   The Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any other Loan Party, or the validity or enforcement of the Loan Documents, except as set forth on Schedule 3.2 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Required Banks.

              SECTION 3.3    NO VIOLATION OF LAW OR AGREEMENTS.

                   The execution and delivery by the Borrower of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or its certificate of incorporation or by-laws, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which it is a party, or by which it is bound or any of its properties or assets is affected, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

              SECTION 3.4    DUE EXECUTION, VALIDITY, ENFORCEABILITY.

                   This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

              SECTION 3.5    TITLE TO PROPERTIES.

                   The Borrower has good and marketable title in fee simple to, or valid leasehold interests in, all Property necessary or used in the ordinary course of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

              SECTION 3.6    JUDGMENTS, ACTIONS, PROCEEDINGS.

                   Except as set forth on Schedule 3.6 hereto, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower involving, (i) in the case of any court proceeding, a claim in excess of Two Hundred Fifty Thousand ($250,000) Dollars, and (ii) in the case of any outstanding judgments, in excess of Five Hundred Thousand ($500,000) Dollars, nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which the Borrower is a plaintiff or complainant.

              SECTION 3.7    NO DEFAULTS, COMPLIANCE WITH LAWS.

                   Except as set forth on Schedule 3.7 hereto, the Borrower is not in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect. The Borrower has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. Section 12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect.

              SECTION 3.8    BURDENSOME DOCUMENTS.

                   Except as set forth on Schedule 3.8 hereto, the Borrower is not a party to or bound by, nor are any of the properties or assets owned by the Borrower used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects its business, assets or condition, financial or otherwise.

              SECTION 3.9    INTENTIONALLY OMITTED.

              SECTION 3.10   TAX RETURNS.

                   The Borrower has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. There are no material federal, state or local tax liabilities of the Borrower, due or to become due for any tax year ended on or prior to the date hereof, whether incurred in respect of or measured by the Borrower, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes.

              SECTION 3.11   INTANGIBLE ASSETS.

                   The Borrower possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person.

              SECTION 3.12   REGULATION U.

                   No part of the proceeds received by the Borrower from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.9 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

              SECTION 3.13   NAME CHANGES, MERGERS, ACQUISITIONS.

                   Except as set forth on Schedule 3.13 hereto, the Borrower has not within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

              SECTION 3.14   FULL DISCLOSURE.

                   No certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or the Guarantor in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower that has, or would in the now foreseeable future have, a Material Adverse Effect, which fact has not been set forth herein or any certificate, opinion or other written statement so made or furnished to the Agent or the Banks.

              SECTION 3.15   LICENSES AND APPROVALS.

                   The Borrower has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted, the absence of which would have a Material Adverse Effect.

              SECTION 3.16  ERISA.

                   (a) Except as set forth on Schedule 3.16 hereto, no Employee Benefit Plan is maintained or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multiemployer Plan.

                   (b) There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code which could have a Material Adverse Effect.

        ARTICLE 4.     CONDITIONS TO THE LOANS.

              SECTION 4.1    CONDITIONS TO INITIAL LOAN(S).

                   The obligation of each Bank to execute and deliver this Agreement shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

                   (a) The Borrower shall have executed and delivered to each Bank its Note.

                   (b) (i)   The Borrower shall have paid to the Agent, for the
benefit of the Banks, the Origination Fee.

                       (ii) The Borrower shall have paid to the Agent, the Arrangement Fee.

                   (c) The Guarantor shall have executed and delivered to the Agent its Guaranty.

                   (d) Counsel to the Borrower shall have delivered its opinion to, and in form and substance satisfactory to, the Agent.

                   (e) The Agent shall have received copies of the following:

                       (i) All of the consents, approvals and waivers referred to on Schedule 3.2 hereto (except only those which, as stated on Schedule 3.2, shall not be delivered);

                       (ii) The certificate of incorporation of the Borrower, certified by the Secretary of State of its state of incorporation;

                       (iii) The by-laws of the Borrower, certified by its secretary;

                       (iv) All corporate action taken by each of the Borrower and the Guarantor to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by their respective secretaries;

                       (v) Good standing certificates as of a recent date, with respect to the Borrower from the Secretary of State of its state of incorporation and each state in which it is qualified to do business;

                       (vi) An incumbency certificate (with specimen signatures) with respect to the Borrower; and

                       (vii) A certificate from the Secretary or an Assistant Secretary of Omega to the effect that the certificate of incorporation, by-laws and incumbency certificate of Omega delivered to the Agent pursuant to the Loan Agreement dated July 17, 1995 among Omega and certain of its Subsidiaries, the Agent and the banks party thereto have not been amended since the date of such delivery and that such documents are in full force and effect and are true and correct as of the date hereof; and

                   (f) (i)   The Borrower shall have complied and shall then be
in compliance with all of the terms, covenants and conditions of this Agreement;

                       (ii) After giving effect to the initial Loan, there shall exist no Default or Event of Default hereunder; and

                       (iii) The representations and warranties contained in
Article 3 hereof shall be true and correct on the date hereof;

and the Agent shall have received a Compliance Certificate dated the date hereof certifying, inter alia, that the conditions set forth in this subsection 4.1(f) are satisfied on such date.

                   (g) All legal matters incident to the initial Loans shall be satisfactory to counsel to the Agent.

              SECTION 4.2    CONDITIONS TO SUBSEQUENT LOANS.

                   The obligation of the Banks to make each Loan subsequent to the date hereof shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

                   (a) The Agent shall have received a Borrowing Notice in accordance with Section 2.3 hereof.

                   (b) The Agent shall have received a Compliance Certificate dated the date of such Loan and effective as of such date, and the matters certified therein, including, without limitation, the absence of any Default or Event of Default, shall be true as of such date.

                   (c) All legal matters incident to such Loan shall be satisfactory to counsel for the Agent.

              ARTICLE 5.     DELIVERY OF FINANCIAL REPORTS,
                             DOCUMENTS AND OTHER INFORMATION.

                   While the Revolving Credit Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to each Bank:

              SECTION 5.1    ANNUAL FINANCIAL STATEMENTS.

                   Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and, as to the consolidated statements, certified without qualification by Ernst & Young or another nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Agent, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial position and results of operations of the Borrower and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, the Borrower may satisfy its obligations to deliver the consolidated financial statements described in this Section 5.1 by furnishing to the Banks a copy of its annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made.

              SECTION 5.2    QUARTERLY FINANCIAL STATEMENTS.

                   As soon as available, but in any event within forty-five (45) days after the end of each of the Borrower's fiscal quarters, a consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as of the last day of such quarter and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial officer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments); provided, however, the Borrower may satisfy its obligations to deliver the consolidated financial statements described in this Section 5.2 by furnishing to the Banks a copy of its quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the Securities and Exchange Commission and such filing is actually made.

              SECTION 5.3    COMPLIANCE INFORMATION.

                   Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as any Bank may reasonably request from time to time.

              SECTION 5.4    NO DEFAULT CERTIFICATE.

                   At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2 hereof, a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that no Event of Default hereunder and that no default under any other material agreement to which the Borrower is a party or by which it is bound, or by which, to the best knowledge of the Borrower, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.9 hereof.

              SECTION 5.5    INTENTIONALLY OMITTED.

              SECTION 5.6    BUSINESS PLAN AND BUDGET.

                   Not later than November 30th in each fiscal year, copies of the Borrower's business plan and budget for such fiscal year (together with a copy in writing of the assumptions on which such business plan and budget were based), each prepared by the Borrower's chief financial officer and illustrating the projected income statements, balance sheets and statements of changes in cash flow on a consolidated basis.

              SECTION 5.7    ACCOUNTANTS' REPORTS.

                   Promptly upon receipt thereof, copies of all other reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit or review of its books made by such accountants.

              SECTION 5.8    COPIES OF DOCUMENTS.

                   Promptly upon their becoming available, copies of any: (i) financial statements, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Borrower or any of its Subsidiaries to any of their respective existing lending institutions or creditors; (ii) correspondence or notices received by the Borrower from any federal, state or local govern mental authority that regulates its operations, relating to an actual or threatened change or development that would be materially adverse to the Borrower; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; (iv) letters of comment or correspondence sent to the Borrower or any of its Subsidiaries by any such securities exchange or such Commission in relation to the Borrower or any of its Subsidiaries and its affairs; (v) written reports submitted by the Borrower or any of its Subsidiaries to its independent accountants in connection with any annual or interim audit of the books of the Borrower or its Subsidiaries made by such accountants; and (vi) any appraisals received by the Borrower or any of its Subsidiaries with respect to the properties or assets of the Borrower or its Subsidiaries during the term of this Agreement.

              SECTION 5.9    NOTICES OF DEFAULTS.

                   Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a Material Adverse Effect in the condition, financial or otherwise, or the operations of the Borrower.

              SECTION 5.10   ERISA NOTICES AND REQUESTS.

                   (a) Concurrently with such filing, a copy of each Form 5500 that is filed with respect to each Plan with the IRS; and

                   (b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to the Borrower; (ii) all actuarial valuations received by the Borrower with respect to any

Plan; and (iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

              SECTION 5.11   ADDITIONAL INFORMATION.

                   Such other material additional information regarding the business, affairs and condition of the Borrower as the Agent may from time to time reasonably request.

         ARTICLE 6.   AFFIRMATIVE COVENANTS.

         While the Revolving Credit Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Banks or the Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall:

              SECTION 6.1    BOOKS AND RECORDS.

                   Keep proper books of record and account in a manner reasonably satisfactory to the Agent in which full and true entries shall be made of all dealings or transactions in relation to its business and activities.

              SECTION 6.2    INSPECTIONS AND AUDITS.

                   Permit the Banks to make or cause to be made (prior to an Event of Default, at the Banks' expense and after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof, or to make appraisals, inspections and examinations of any properties and facilities of the Borrower on reasonable notice, at all such reasonable times and as often as any Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate the Banks' investment in the then outstanding Notes.

              SECTION 6.3    MAINTENANCE AND REPAIRS.

                   Cause to be maintained in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by the Borrower and used in or necessary for the operation of its business, and make or cause to be made all reasonable repairs, replacements, additions and improvements thereto.

              SECTION 6.4    CONTINUANCE OF BUSINESS.

                   Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business and comply in all material respects with all applicable laws, regulations and orders.

              SECTION 6.5    COPIES OF CORPORATE DOCUMENTS.

                   Subject to the prohibitions set forth in Section 7.6 hereof, promptly deliver to the Agent copies of any amendments or modifications to its certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by its secretary or assistant secretary.

              SECTION 6.6    PERFORM OBLIGATIONS.

                   Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

              SECTION 6.7    NOTICE OF LITIGATION.

                   Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Five Hundred Thousand ($500,000) Dollars, affecting the Borrower, whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

              SECTION 6.8    INSURANCE.

                   (a) (i) Maintain with responsible insurance companies acceptable to the Agent such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses; (ii) file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (iii) within ten (10) days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request; and

                   (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

              SECTION 6.9    FINANCIAL COVENANTS.

                   Have or maintain, on a consolidated basis, as at the last day of each fiscal quarter, Tangible Net Worth of not less than $50,000,000.

              SECTION 6.10   NOTICE OF CERTAIN EVENTS.

                   (a) Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

                   (b) Promptly notify the Agent in writing if the Borrower or ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that the Borrower or ERISA Affiliate intends to take with respect thereto.

                   (c) Promptly notify the Agent in writing if the Borrower receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against the Borrower alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice together with a statement of the action the Borrower intends to take with respect thereto.

              SECTION 6.11   COMPLY WITH ERISA.

                   Materially comply with all applicable provisions of ERISA and the Code now or hereafter in effect.

              SECTION 6.12   ENVIRONMENTAL COMPLIANCE.

                   Operate all property owned, operated or leased by it in compliance with all Environmental Laws and Regulations, such that no Environmental Liability arises under any Environmental Laws and Regulations, which would result in a Lien on any property of the Borrower.

              SECTION 6.13   YEAR 2000 COMPATIBILITY.

                   Take all action necessary to assure that its computer based systems, hardware and software used in the Borrower's business and operations are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Agent, the Borrower shall provide evidence to the satisfaction of the Agent of such year 2000 compatibility.

         ARTICLE 7.   NEGATIVE COVENANTS.

              While the Revolving Credit Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall not and shall not permit any of its Subsidiaries to do, agree to do, or permit to be done, any of the following:

              SECTION 7.1    INDEBTEDNESS.

                   Create, incur, permit to exist or have outstanding any Indebtedness, except:

                   (a) Indebtedness of the Borrower to the Banks and the Agent and under this Agreement and the Notes;

                   (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

                   (c) Indebtedness secured by the security interests referred to in subsection 7.2(b) hereof;

                   (d) Indebtedness consisting of contingent obligations permitted by Section 7.3 hereof; and

                   (e) As set forth on Schedule 7.1 hereto.

              SECTION 7.2    LIENS.

                   Create, or assume or permit to exist, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except:

                   (a) Permitted Liens;

                   (b) Purchase money Liens on Property acquired in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided, that
(i) any such Lien attaches to such Property concurrently with or within twenty
(20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property; and

                   (c) As set forth on Schedule 7.2 hereto.

              SECTION 7.3    GUARANTIES.

                   Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and as set forth on
Schedule 7.1 hereof. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

              SECTION 7.4    MERGERS, ACQUISITIONS.

                   Except as expressly permitted by this Agreement, merge or consolidate with any Person, or, acquire all or substantially all of the assets or any of the capital stock of any Person unless (a) the Borrower is the surviving entity and (b) no Default or Event of Default exists or will occur after giving effect thereto.

              SECTION 7.5    REDEMPTIONS; DISTRIBUTIONS.

                   (a) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding or set apart any sum for any such purpose if a Default or Event of Default exists or would occur as a result of any such action; or

                   (b) Declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock, or set aside any sum for any such purpose, except that:

                       (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock; and

                       (ii) the Borrower may pay cash dividends if, and only if: (x) at the time of such payment and after giving effect thereto, no Default or Event of Default shall exist hereunder, and (y) after giving effect to such dividend payment, the aggregate amount of all dividends paid and declared during any period of four (4) consecutive fiscal quarters of the Borrower in which such payment is proposed to be made would not exceed an amount equal to fifty percent (50%) of the consolidated net income of the Borrower for such period (as shown on the financial statements of the Borrower for such fiscal period furnished to the Agent in accordance with
Section 5.1 or Section 5.2 hereof).

              SECTION 7.6    CHANGES IN STRUCTURE.

                   Except for supplemental issuance of Omega's authorized common stock and preferred stock and as otherwise expressly permitted under Section 7.5, make any changes in the equity capital structure of the Borrower or any Subsidiary, or amend its certificate of incorporation or by-laws in a manner which would be reasonably likely to cause a Material Adverse Effect.

              SECTION 7.7    INTENTIONALLY OMITTED.

              SECTION 7.8    FISCAL YEAR.

                   Change its fiscal year.

              SECTION 7.9 ERISA OBLIGATIONS.

                   Permit the establishment of any Employee Benefit Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or increase the obligation for post-retirement welfare benefits of any Loan Party which liability or increase, individually or together with all similar liabilities and increases, has a Material Adverse Effect on any Loan Party.

              SECTION 7.10   USE OF CASH.

                   Use, or permit to be used, in any manner or to any extent, the Borrower's Cash from operations for the benefit of any Person, except: (a) in connection with the payment or prepayment of expenses directly incurred for the benefit of the Borrower in the maintenance and operation of its business, in each case only in the ordinary course of its business, (b) for the payment of scheduled, required payments of principal and interest on Indebtedness of the Borrower permitted to exist hereunder, and (c) for uses that are otherwise specifically permitted by this Agreement.

         ARTICLE 8.   EVENTS OF DEFAULT.

              If any one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, the Revolving Credit Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other obligations and Indebtedness of the Borrower to the Banks and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without present- ment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the
Borrower:

              SECTION 8.1    PAYMENTS.

                   Failure by the Borrower to make any payment of principal or interest upon any Note or to make any payment of any Fee when due; or

              SECTION 8.2    CERTAIN COVENANTS.

                   Failure by the Borrower to perform or observe any of its agreements contained in Section 6.9 or Article 7 hereof; or

              SECTION 8.3    OTHER COVENANTS.

                   (a) Failure by the Borrower to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; or

                   (b) Failure by any Loan Party other than the Borrower to perform or observe any term, condition or covenant of any of the Loan Documents to which it or he is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; or

              SECTION 8.4    OTHER DEFAULTS.

                   (a) Failure by the Borrower or the Guarantor to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which it is a party or by which it is bound, or by which any of its properties or assets may be affected, including, without limitation, the Omega

Loan Agreement(a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable (without giving effect to any period of grace, cure or waiver with respect thereto); or

                   (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable (without giving effect to any period of grace, cure or waiver with respect thereto); or

                   (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument (without giving effect to any period of grace, cure or waiver with respect thereto);

provided, however, that the provisions of this Section 8.4 shall not be applicable to any Debt Instrument that on the date this Section 8.4 would otherwise be applicable thereto, relates to or evidences Indebtedness in a principal amount of less than $500,000; or

              SECTION 8.5    REPRESENTATIONS AND WARRANTIES.

                   Any representation or warranty made in writing to the Banks or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered, which in any event results in a Material Adverse Effect; or

              SECTION 8.6    BANKRUPTCY.

                   (a) The Borrower or the Guarantor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or the Guarantor shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of thirty (30) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or the Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

                   (b) The Borrower or the Guarantor shall generally not pay its debts as such debts become due; or

                   (c) The Borrower or the Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within thirty (30) days from the date thereof; or

              SECTION 8.7    JUDGMENTS.

                   Any judgment against the Borrower or any attachment, levy or execution against any of its properties for any amount in excess of $500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

              SECTION 8.8    ERISA.

                   (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or

                   (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

              SECTION 8.9    MATERIAL ADVERSE EFFECT.

                   There shall occur a Material Adverse Effect; or

              SECTION 8.10   OWNERSHIP.

                   (i) Any Person, or a group of related Persons, shall acquire beneficial ownership in excess of 25% of the outstanding stock of the Borrower or other voting interest having ordinary voting powers to elect a majority of the directors, managers or trustees of the Borrower (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (ii) a majority of the Board of Directors of the Borrower, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors on the date of this Agreement, or (c) Persons who subsequently become members of the Board of Directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the Borrower then in office; or

              SECTION 8.11   RATINGS.

                   Failure by Omega to maintain an investment grade Rating from both Moody's and S&P.

         ARTICLE 9.   THE AGENT.

              SECTION 9.1    APPOINTMENT, POWERS AND IMMUNITIES.

                   Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for any failure by the Borrower to perform any of its obligations hereunder or under the other Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

              SECTION 9.2    RELIANCE BY AGENT.

                   The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or the other Loan Documents in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

              SECTION 9.3    EVENTS OF DEFAULT.

                   The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Required Banks.

              SECTION 9.4    RIGHTS AS A BANK.

                   With respect to its Revolving Credit Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Banks.

              SECTION 9.5    INDEMNIFICATION.

                   The Banks shall indemnify the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              SECTION 9.6    NON-RELIANCE ON AGENT AND OTHER BANKS.

                   Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, that may come into the possession of the Agent or any of its affiliates.

              SECTION 9.7    FAILURE TO ACT.

                   Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

              SECTION 9.8    RESIGNATION OR REMOVAL OF AGENT.

                   Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than 10 days' prior written notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resigna-tion or removal hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

              SECTION 9.9    SHARING OF PAYMENTS.

                   (a) Prior to any acceleration by the Agent and the Banks of the Obligations:

                       (i) in the event that any Bank shall obtain payment in respect of its Note, or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the corresponding Note held by it, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment with each Bank; and

                       (ii) in the event that any Bank shall obtain payment in respect of any Interest Rate Contract to which such Bank is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or otherwise, such Bank shall be permitted to retain the full amount of such payment and shall not be required to share such payment with any other Bank.

                   (b) Upon or following any acceleration by the Agent and the Banks of the Obligations, in the event that any Bank shall obtain payment in respect of a Note, or interest or Fees thereon, or in respect of an Interest Rate Contract to which such Bank is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the aggregate amount of the corresponding Note held by such Bank and any Interest Rate Contract to which such Bank is a party, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan. For the purposes of this subsection 9.9(b), payments on Notes received by each Bank shall be in the same proportion as the proportion of: (A) the sum of: (x) the Obligations owing to such Bank in respect of the Note held by such Bank, plus (y) the Obligations owing to such Bank in respect of Interest Rate Contracts to which such Bank is party, if any, to (B) the sum of: (x) the Obligations owing to all of the Banks in respect of all of the Notes, plus (y) the Obligations owing to all of the Banks in respect of all Interest Rate Contracts to which any Bank is a party; provided, however, that, with respect to subsections 9.9(a)(i) and (b) above, if all or any portion of such excess payment or benefits is thereafter recovered from the Bank that received the proportionate overpayment, such purchase of Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         ARTICLE 10.   MISCELLANEOUS PROVISIONS.

              SECTION 10.1   FEES AND EXPENSES; INDEMNITY.

                   The Borrower will promptly pay all costs of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with and the reasonable fees and expenses and disbursements of counsel to the Agent in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Banks and the Agent, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Banks or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (other than a claim or action resulting from the gross negligence, willful misconduct, or intentional violation of law by the Agent and or the Banks). In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Bank in connection with its enforce ment of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Bank and the Agent and each of their respective directors, officers, employees, attorneys, agents and affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans (other than as a result of the gross negligence, willful misconduct or intentional violation of law by the party seeking indemnification), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Bank or the Agent or any of their respective directors, officers, employees, attorneys, agents or affiliates arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise against the Agent, the Banks or any of their officers, directors, affiliates, or agents, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Banks hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement.

              SECTION 10.2   TAXES.

                   If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes and the termination of this Agreement.

              SECTION 10.3   PAYMENTS.

                   As set forth in Article 2 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Principal Office of the Agent, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 11:00 A.M. New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Bank payable by such Bank with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note issued to any Bank and/or termination of any Bank's Revolving Credit Commitment, the Bank holding such Note shall mark the Note "Paid" and return it to the Borrower specified on such Note.

              SECTION 10.4   SURVIVAL OF AGREEMENTS AND
                             REPRESENTATIONS; CONSTRUCTION.

                   All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

              SECTION 10.5   LIEN ON AND SET-OFF OF DEPOSITS.

                   As security for the due payment and performance of all the Obligations, the Borrower hereby grants to Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Bank or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank or the Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral.

              SECTION 10.6   MODIFICATIONS, CONSENTS AND
                             WAIVERS; ENTIRE AGREEMENT.

                   No modification, amendment or waiver of or with respect to any provision of this Agreement, any Notes, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent and each Bank except that: (i) any modification or amendment of, or waiver or consent with respect to, Article 4 shall be required to be signed only by the Agent and the Required Banks (provided, however, that the consummation of a Loan by a Bank shall be deemed, with respect to such Loan only, to have the effect of the execution by such Bank of a waiver of, or consent to a departure from, any term or provision of Article 4 that has not been satisfied as of the date of the consummation of such Loan); and (ii) any modification or amendment of, or waiver or consent with respect to, Articles 1 (other than the definition of "Required Banks"), 5, 6, 7, 8 (other than the preamble to Article 8 or Section 8.1 hereof) and 10 (other than this Section 10.6) may be signed only by the Agent and the Required Banks. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Banks, the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

              SECTION 10.7   REMEDIES CUMULATIVE; COUNTERCLAIMS.

                   Each and every right granted to the Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Bank or the holder of any Note to


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
exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Bank or the Agent and without regard to any other obligation of any nature whatsoever that any Bank or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower (unless such counterclaim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Bank or the Agent for payment or performance of the Obligations.

              SECTION 10.8   FURTHER ASSURANCES.

                   At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

              SECTION 10.9   NOTICES.

                   All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

                   (a)  If to the Borrower:

                        c/o Omega Healthcare Investors, Inc.
                        900 Victors Way, Suite 350
                        Ann Arbor, Michigan  48108
                        Attention:  Mr. Essel W. Bailey, Jr.,
                                    President
                        Telecopier No: 734-887-0201

                   (b) If to any Bank:

                       To its address set forth below its
                       name on the signature pages hereof,
                       with a copy to the Agent; and

                   (c) If to the Agent:

                       Fleet Bank, N.A., as Agent
                       1185 Avenue of the Americas
                       New York, New York 10036
                       Attention: Mr. Robert A. Isaksen
                       Telecopier No.: (212) 819-4142

                       with a copy (other than in the case of
                       Borrowing Notices and reports and other
                       documents delivered in compliance with
                       Article 5 hereof) to:

                       Winston & Strawn
                       200 Park Avenue
                       New York, New York 10166
                       Attention:  Richard S. Talesnick, Esq.
                       Telecopier No.: (212) 294-4700


Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its telecopier number specified above (provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified above, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail, or (z) on the day it is delivered to the telegraph company, addressed as aforesaid, if sent by telegraph. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

              SECTION 10.10  COUNTERPARTS.

                   This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

              SECTION 10.11  SEVERABILITY.

                   The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

              SECTION 10.12  BINDING EFFECT; NO ASSIGNMENT
                             OR DELEGATION BY BORROWER.

                   This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent and the Required Banks, and any purported assignment or delegation without such consent shall be void.

              SECTION 10.13  ASSIGNMENTS AND PARTICIPATIONS BY BANKS.

                   (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Loans owing to it, and the Note(s) held by it); provided, however, that: (i) the Borrower (so long as no Event of Default then exists and is continuing) and the Agent must give prior written consent to such assignment (unless such assignment is to an affiliate of such Bank), which consent shall not be unreasonably withheld, (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and a processing fee of $3,500.00, (iii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (iv) the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, and (v) each such assignment shall be to an Eligible Assignee. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                   (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                   (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall:
(i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note(s) a new Note(s) to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Revolving Credit Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s), shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                   (d) Each Bank may, without the prior consent of the Agent, the other Banks or the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Loans owing to it, and the Note(s) held by it; provided, however, that: (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note(s) for all purposes of this Agreement, and the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                   (e) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.13, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

                   (f) Anything in this Section 10.13 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

              SECTION 10.14  DELIVERY OF TAX FORMS.

                   Each Bank that is not organized under the laws of the United States or a state thereof shall:

                   (a) deliver to the Borrower and the Agent, on or prior to the date of the execution and delivery of this Agreement or the date on which it becomes a Bank hereunder, (i) two accurate and duly completed executed copies of United States IRS Form 1001 or 4224, or successor applicable form, as the case may be, and (ii) an accurate and complete IRS Form W-8 or W-9, or successor applicable form, as the case may be;

                   (b) deliver to the Borrower and the Agent two further accurate and complete executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                   (c) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case under clause (b) above an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224 that is provided pursuant to Section 10.14(a), that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes; (ii) in the case of an IRS Form 1001 or 4224 that is provided pursuant to subsection 10.14(b), to the extent legally entitled to do so, that it is entitled to receive payments under this Agreement without, or at a reduced rate of, deduction or withholding of any United States Federal income taxes; and (iii) and in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not organized under the laws of the United States or a state thereof that is an assignee hereunder shall, prior to the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this
Section 10.14.

              Section 10.15 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

                   (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

                   (b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR

THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.9 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 10.15 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

                   (c) THE BORROWER, THE BANKS AND THE AGENT WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PERFECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


                                 OMEGA WORLDWIDE, INC.




                              By /s/ Essel W. Bailey, Jr.
                                 ________________________
                                 President       Title

REVOLVING CREDIT COMMITMENT:

$15,000,000                   FLEET BANK, N.A., AS AGENT
                                 AND AS A BANK


                              BY /s/ Robert A. Isaksen
                                   __________________________
                                   Vice President       TITLE

                              Lending Office for Prime Rate Loans
                              and LIBOR Loans:

                              1185 Avenue of the Americas
                              New York, New York  10036

                              Attention: Mr. Robert A. Isaksen


                              Address for Notices:

                              Fleet Bank, N.A.
                              1185 Avenue of the Americas
                              New York, New York  10036

                              Attention: Mr. Robert A. Isaksen

                              Telecopier:  (212) 819-4142

REVOLVING CREDIT COMMITMENT:

$10,000,000                   HARRIS TRUST AND SAVINGS BANK


                              BY /s/ Kirby M. Law
                                ___________________________
                                Vice President        TITLE


                              Lending Office for Prime Rate Loans
                              and LIBOR Loans:

                              111 West Monroe Street/10th Floor West
                              Chicago, Illinois 60603

                              Attention: Mr. Kirby M. Law

                              Address for Notices:

                              Harris Trust and Savings Bank
                              111 West Monroe Street/10th Floor West
                              Chicago, Illinois 60603

                              Attention:  Mr. Kirby M. Law

                              Telecopier: (312) 461-5225

                            EXHIBITS AND SCHEDULES TO
                                 LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


EXHIBITS

A         Form of Note

B         Form of Assignment and Acceptance



SCHEDULES

3.1       States of Incorporation and Qualification, and
          Capitalization of Borrower

3.2       Consents, Waivers, Approvals; Violation of Agreements

3.6       Judgments, Actions, Proceedings

3.7       Defaults; Compliance with Laws, Regulations, Agreements

3.8       Burdensome Documents

3.13      Name Changes, Mergers, Acquisitions

3.15      Licenses and Approvals

3.16      Employee Benefit Plans

7.1       Permitted Indebtedness and Guaranties

7.2       Permitted Security Interests, Liens and Encumbrances

                                    EXHIBIT A
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                                  FORM OF NOTE

                                    EXHIBIT B
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE

                           SCHEDULE 3.1
                        TO LOAN AGREEMENT
                          BY AND AMONG
                     OMEGA WORLDWIDE, INC.,
                  THE BANKS SIGNATORY HERETO
                              AND
                   FLEET BANK, N.A., AS AGENT


            STATES OF INCORPORATION AND QUALIFICATION,
                 AND CAPITALIZATION OF BORROWER


     (i)       State of Incorporation: Maryland


     (ii) Capitalization: 12,258,000 shares of common stock outstanding as of November 4, 1998 out of 60,000,000 authorized shares of capital stock (50,000,000 common and 10,000,000 preferred)


     (iii) Business: Omega Worldwide, Inc. provides investment and management advisory services and invests in providers of capital finance to the healthcare industry primarily outside the United States


     (iv)      States of Qualification: Michigan and Maryland


     (v)       Subsidiaries:
               Omega (UK) Ltd.
               Omega (Australia) Pty Ltd.
               Rocla B.V.
               Dilava B.V.
               Principal Healthcare Finance Pty Limited
               Principal Healthcare Finance Trust
               Principal Healthcare Finance Unit Trust No. 1 Principal Healthcare Finance Unit Trust No. 2 Principal Healthcare Finance Unit Trust No. 3 Principal Healthcare Finance Unit Trust No. 4 PHF No. 1 Pty Limited
               PHF No. 2 Pty Limited

                                  SCHEDULE 3.2
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                          CONSENTS, WAIVERS, APPROVALS;
                             VIOLATION OF AGREEMENTS



                                      None

                                  SCHEDULE 3.6
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                         JUDGMENTS, ACTIONS, PROCEEDINGS



                                      None

                                  SCHEDULE 3.7
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                         DEFAULTS; COMPLIANCE WITH LAWS,
                             REGULATIONS, AGREEMENTS



                                      None

                                  SCHEDULE 3.8
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                              BURDENSOME DOCUMENTS


Opportunity Agreement between Omega Worldwide, Inc. and Omega Healthcare Investors, Inc.

Services Agreement between Omega Worldwide, Inc. and Omega Healthcare Investors, Inc.

                                  SCHEDULE 3.13
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT

                       NAME CHANGES, MERGERS, ACQUISITIONS



                                      None

                                  SCHEDULE 3.15
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                             LICENSES AND APPROVALS


                                      None

                                  SCHEDULE 3.16
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                             EMPLOYEE BENEFIT PLANS



                                      None

                                  SCHEDULE 7.1
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                      PERMITTED INDEBTEDNESS AND GUARANTIES


Deed of Guarantee and Indemnity dated 19 June 1998 in favor of ABN AMRO Facilities Australia Limited

Mortgage of Deposit dated 19 June 1998 in favor of ABN AMRO Facilities Australia Limited

Any guaranty by Borrower at any time of any Indebtedness of any direct or indirect Subsidiary of the Borrower

                                  SCHEDULE 7.2
                                TO LOAN AGREEMENT
                                  BY AND AMONG
                             OMEGA WORLDWIDE, INC.,
                           THE BANKS SIGNATORY HERETO
                                       AND
                           FLEET BANK, N.A., AS AGENT


                          PERMITTED SECURITY INTERESTS,
                             LIENS AND ENCUMBRANCES


Mortgage of Deposit dated 19 June 1998 in favor of ABN AMRO Facilities Australia Limited

Any mortgage or other lien granted to any Person by any direct or indirect Subsidiary of the Borrower on any of the Property of such Subsidiary